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                                                                       EXHIBIT 2


                            SECURED PROMISSORY NOTE


$850,000                                                           June 28, 1996
                                                                   Dallas, Texas

      FOR VALUE RECEIVED, this Promissory Note (this "Note") is made by
                                                      ----
Letronix Acquisition Corp., a Texas corporation ("Maker"), to Polyphase
                                                  -----
Corporation, a Nevada corporation ("Payee").
                                    -----

1.        Payments.  Maker hereby promises to pay to the order of Payee the
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      principal sum of Eight Hundred Fifty Thousand Dollars ($850,000) at its
      office at 16885 Dallas Parkway, Suite 400, Dallas, Texas 75248, or such other place as the holder hereof may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance hereof at the rate provided herein from the date of this Note until payment in full of the indebtedness evidenced by this Note. Principal and interest on the Note shall be due and payable as follows:

          (a) Interest only on this Note shall be due and payable in arrears once every six months, commencing on the last business day of December, 1996, and continuing up to and including the last business day of December, 1997.

          (b) On January 1, 1998 (the "Maturity Date") all principal and accrued but unpaid interest on the Note shall be due and payable.

2.        Final Payment.  On the Maturity Date, all amounts hereunder shall
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      immediately become due and payable without demand or notice. All payments received by Payee after the Maturity Date (whether of principal, interest or other amounts) which are applied at any time by Payee to indebtedness evidenced by this Note may be allocated, applied and reapplied by Payee to principal, interest or other amounts then due and payable as Payee may determine in Payee's sole discretion.

3.        Interest Rate.  The principal amount outstanding from time to time
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      hereunder shall bear interest calculated daily on the basis of a 360-day year, at a rate equal to seven percent (7%) per annum. Any statements or invoices sent by Payee to Maker and setting forth the amount of interest payable hereunder, unless contested in writing to Payee by Maker within thirty (30) days from the date of such statement or invoice, shall be deemed conclusive as to the interest actually payable hereunder.

4.        Maximum Rate.  It is the intention of the parties hereto to conform
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      strictly to any usury laws in force that apply to this transaction.
      Accordingly, all agreements among the parties hereto (including, without limitation, the Transaction Documents, as defined herein), whether previously existing, now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the amounts owing under this Note or otherwise, shall the interest (and all
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      other sums that are deemed to be interest) contracted for, charged or received by Payee with respect to this Note, exceed the Highest Lawful Rate. The "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received under the laws of the United States and the laws of such states as may be applicable thereto which are presently in effect or, to the extent allowed under such applicable laws of the United States and the laws of such states, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. If, from any circumstance whatsoever, interest under any agreement to which Maker and Payee are parties (including, without limitation, under the Transaction Documents) would otherwise be payable in excess of the Highest Lawful Rate, and if from any circumstance Payee shall ever receive anything of value deemed interest by applicable law in excess of the Highest Lawful Rate, then Payee's receipt of such excess interest shall be deemed a mistake and the same shall, so long as no Event of Default under this Note or the Security Agreement shall be continuing, at the option of Maker, either be repaid to Maker or credited to the unpaid principal; provided, however, that if an Event of Default
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      shall have occurred and be continuing, and Payee shall receive excess interest during such period, then Payee shall have the option of either crediting such excess amount to principal or refunding such excess amount to Maker. All interest paid or agreed to be paid to Payee shall, to the extent allowed by applicable law, be amortized, prorated, allocated, and spread throughout the full period of Maker's credit relationship with Payee until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the Highest Lawful Rate.

5.        Prepayment.
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          (a) This Note may be prepaid, in whole or in part, without premium or penalty.

          (b) In the event of any public or private offering by Maker of any of the Maker's common stock, or other debt or equity securities which are convertible or exchangeable into shares of common stock, Maker shall prepay the
Note in an amount equal to the lesser of the (i)(A) 10% of the gross proceeds from such offering if such offering raises less than $2,000,000 in gross proceeds or (B) 30% of the gross proceeds from such offering if such offering raises $2,000,000 or more in gross proceeds or (ii) the aggregate amount of all amounts due and owing under the terms of this Note at such time, such prepayment to be made within five (5) business days of receipt of such net cash proceeds.

          (c) All prepayments shall be applied first to accrued interest and then to principal.

6.        Default Rate.  Upon the failure of Maker to make any payment of
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      principal or interest on, or any amount owing in respect of, the indebtedness evidenced by this Note, or any other amounts payable by Maker to Payee pursuant to the terms hereof or any other agreement, when due and payable or declared due and payable, the interest rate applicable

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      to this Note shall be increased by three percent (3%) per annum above the rate otherwise applicable.

7.        Transaction Documents. This Note, including the principal, interest
          ---------------------
      and fees and costs payable pursuant hereto, is secured by, among other things, that certain Security and Pledge Agreement between Maker and Payee, dated as of even date herewith (the "Security Agreement"), and all
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      covenants, agreements and undertakings of Maker and each Obligated Party
      (as hereinafter defined) set forth therein are incorporated in and made part of this Note with the same force as if fully set forth herein. This
      Note is issued in connection with, among other things, that certain Stock Purchase Agreement dated as of even date herewith (the "Stock Purchase
                                                              --------------
      Agreement") by and between Maker and Payee. This Note, the Security
      ---------
      Agreement, the Stock Purchase Agreement, and all documents, instruments and certificates executed and delivered in connection therewith, are sometimes hereinafter collectively referred to as the "Transaction Documents". Maker and any guarantor or other natural or legal person who is or becomes party to any agreement that guarantees or secures payment and performance of the indebtedness and obligations evidenced by this Note, are all referred to individually as an "Obligated Party" and collectively as the "Obligated Parties".

8.        Event of Default.  The occurrence of any one or more of the following
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      shall constitute an "Event of Default" hereunder.

               (a)      Maker shall fail to pay any principal, interest or other
                    amounts when due and payable or declared due and payable (whether at maturity, by acceleration or otherwise) under this Note, and such failure shall remain uncured or unremedied for a period of five (5) days after notice of the failure to Maker by payee of such failure;

               (b)      Maker or any other Obligated Party shall fail or neglect
                    to perform, keep or observe any provision, condition, covenant or warranty contained in this Note or any of the other Transaction Documents to which it is a party (other than as set forth in paragraph 8(a) of this Note);
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               (c)      Any statement, report, financial statement or
                    certificate made or delivered by Maker, any other Obligated Party or any of their officers, employees or agents, to Payee is untrue, incomplete or incorrect in any material respect;

               (d)      There shall occur any material uninsured damage to, or
                    loss, theft, or destruction of, any of the Pledged Collateral (as defined in the Security Agreement);

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               (e)      A judgment or judgments for the payment of money in
                    excess of $5,000 in the aggregate shall be rendered against either Maker or any other Obligated Party and any such judgment or judgments shall, if unsatisfied, remain unstayed for a period in excess of thirty (30) days;

               (f)      The Pledged Collateral or any other of any Obligated
                    Party's assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter; an application is made by any person, other than such Obligated Party, for the appointment of a receiver, trustee, or custodian for such Obligated Party's assets, respectively and the same is not dismissed within sixty (60) days after the application therefor;

               (g)      An application is made by Maker or any other Obligated
                    Party for the appointment of a receiver, trustee or custodian for any of Maker's or any such Obligated Party's assets; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation shall be filed by Maker or any other Obligated Party; Maker or any other Obligated Party makes an assignment for the benefit of its creditors or any case or proceeding is filed by Maker or any other Obligated Party for its dissolution, liquidation, or termination;

               (h)      Maker or any other Obligated Party ceases to conduct its
                    business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against Maker or any other Obligated Party or any case or proceeding is filed against Maker or any other Obligated Party for its dissolution or liquidation, and such injunction, restraint or petition is not dismissed within sixty (60) days after the entry or filing thereof;

               (i)      A notice of lien, levy or assessment is filed of record
                    with respect to all or any of Maker's or any other Obligated Party's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without

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                    limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes a lien or encumbrance upon any of Maker's or any other Obligated Party's assets and the same is not released within sixty (60) days after the same becomes a lien or encumbrance; provided that Maker or such Obligated Party shall have the right to contest in good faith and by appropriate proceedings any such lien, levy or assessment if Maker or such Obligated Party provides Payee with a bond or indemnity satisfactory to Payee assuring the payment of such lien, levy or assessment; or

               (j)      Maker or any other Obligated Party becomes insolvent or
                    admits in writing its inability to pay its debts as they mature or communicates its intention to petition for protection under the Bankruptcy Code or apply for the appointment of a receiver, trustee or custodian.



9.        Remedies; No Offset.  Upon and after the occurrence and continuance of
          -------------------
      an Event of Default, Payee shall have the option, without demand or notice or legal process of any kind, to declare the unpaid principal of this Note, together with interest thereon and any other sums owing hereunder, at once due and payable, and to exercise any and all other rights and remedies available hereunder or under the Security Agreement, or the other Transaction Documents, or otherwise available at law or in equity. Maker shall not be entitled to offset against this Note any amounts due and owing from Payee to Maker, if any.

10.       Remedies Cumulative.  The remedies of Payee, as provided herein, shall
          -------------------
      be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

11.       Costs of Collection.  Maker promises to pay all of Payee's costs of
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      collection of every kind, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Payee in connection with the collection (including, but not limited to collection through a bankruptcy or other Court) or enforcement of this Note. If Payee or its affiliates advances any additional amounts to or on behalf of Maker, then the principal amount of this Note may, at the option of Payee, be increased by the amounts

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      so advanced, and Maker agrees to repay such additional amounts pursuant to the terms hereof.

12.       Waivers.  Maker and each surety, endorser, guarantor and other party
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      now or hereafter liable for the payment of any sums of money payable on this Note, hereby severally (a) waive demand, presentment for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, subordination, exchange or release of any such security or the release of any parties primarily or secondarily liable hereon, (c) agree that Payee shall not be required first to institute suit or exhaust its remedies hereunder against Maker, or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same, (d) consent to any and all renewals, extensions, indulgences, releases or changes regardless of the number of such renewals, extensions, indulgences, releases or changes, without notice thereof, and (e) agree to the application of any deposit balance with Payee as payment or part payment hereon or as an offset hereto. No such conduct shall affect, impair, release or change the liability of Maker, surety, endorser, guarantor and any other party. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or endorsement by Payee of any rights or remedies shall ever be construed as a waiver of the same or any other right or remedy of Payee; and no exercise or enforcement of any such right or remedy shall ever be held to exhaust any right or remedy of Payee.

13.       Notices.  Except as otherwise provided herein, any notice or demand
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      which, by the provisions hereof, is required or which may be given to or served upon the Maker or Payee shall be in writing and, if by telecopy, shall be deemed to have been validly served, given or delivered when transmitted with a copy immediately mailed by registered or certified mail, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

If to Maker:    Letronix Acquisition Corp.
- -----------     2620 South Maryland Parkway, Suite 202
                Las Vegas, Nevada 89109

                Attention: President
                Telecopier No.: (214) 980-0790


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If to Payee:    Polyphase Corporation
- -----------     16885 Dallas Parkway, Suite 400
                Dallas, Texas  75248

                Attention: President
                Telecopier No.: 214-732-6430


14.       Successors and Assigns.  This Note shall be binding upon Maker and its
          ----------------------
      successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession of or for Maker) and shall inure to the benefit of Payee and its successors and assigns. Maker may not assign its rights hereunder without the prior written consent of Payee, in its sole discretion. Payee may assign all or a part of its interest in this Note and its rights hereunder to any party.

15.       GOVERNING LAW.  THIS NOTE SHALL BE DEEMED A CONTRACT AND INSTRUMENT
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      MADE UNDER THE LAWS OF THE STATE OF TEXAS AND ACCEPTED BY PAYEE IN SAID
      STATE, THE LOCATION OF PAYEE'S PRINCIPAL PLACE OF BUSINESS, AND ANY AND ALL CLAIMS, DEMANDS OR ACTIONS IN ANY WAY RELATING THERETO OR INVOLVING ANY DISPUTE BETWEEN ANY OF THE PARTIES TO THIS NOTE, WHETHER ARISING IN CONTRACT OR TORT, AT LAW, IN EQUITY OR STATUTORILY, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND/OR GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPTING ITS CHOICE OF LAW RULES) AND THE LAWS OF THE UNITED STATES OF AMERICA. MAKER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE TRANSACTION DOCUMENTS, THE RELATIONSHIPS CREATED THEREBY OR THE DEBT BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING MAY BE DALLAS COUNTY, TEXAS; PROVIDED, THAT PAYEE MAY CHOOSE ANY VENUE IN ANY STATE WHICH IT DEEMS APPROPRIATE IN THE EXERCISE OF ITS SOLE DISCRETION.

16.       WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE
          --------------------
      LAW, MAKER AND PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF PAYEE OR MAKER IN CONNECTION HEREWITH, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, MAKER AND PAYEE HEREBY CONSENT AND AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR

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      PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT ANY
      PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE OTHER PARTIES' CONSENT TO SUCH.

17.       Severability.  If any provisions of this Note or any payments pursuant
          ------------
      to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

18.       Time of the Essence.  Time is of the essence with respect to all of
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      Maker's obligations and agreements under this Note and the other
      Transaction Documents.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Note at Dallas, Texas as of the date and year first above written.

                         LETRONIX ACQUISITION CORPORATION


                         By: /s/ Albert B. Greco, Jr.
                            ------------------------------------------------
                         Name:   Albert B. Greco, Jr.
                              ----------------------------------------------
                         Title:  President
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